Exhibit 10.83
Waiver and Amendment Agreement
     THIS WAIVER AND AMENDMENT AGREEMENT (this “Agreement”) is dated as of March 14, 2007, and is between PHH Mortgage Corporation, a New Jersey corporation (formerly Cendant Mortgage Corporation) (“PMC”) and Merrill Lynch Credit Corporation, a Delaware corporation (“Merrill”).
     WHEREAS, PMC and Merrill have previously entered into the Origination Assistance Agreement dated December 15, 2000, as amended (the “Origination Agreement”);
     WHEREAS, PMC and Merrill have previously entered into the Loan Purchase and Sale Agreement dated December 15, 2000, as amended (the “Loan Purchase Agreement”);
     WHEREAS, PMC and Merrill have previously entered into the Portfolio Servicing Agreement dated January 28, 2000, as amended (the “Portfolio Servicing Agreement”);
     WHEREAS, PMC and Merrill have previously entered into the Equity Access and Omega Loan Subservicing Agreement dated June 6, 2002, as amended (the “Subservicing Agreement”);
     WHEREAS, PMC and Merrill have previously entered into the Servicing Rights Purchase and Sale Agreement dated January 28, 2000, as amended (the “Servicing Rights Purchase Agreement”, and together with the Origination Agreement, the Loan Purchase Agreement, the Portfolio Servicing Agreement and the Subservicing Agreement, the “Merrill Lynch Agreements”);
     WHEREAS, PHH Corporation (“PHH”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Capital Corporation, a Delaware corporation (“GECC”) and Jade Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of GECC (“Merger Sub”), pursuant to which GECC will become the sole shareholder of PHH pursuant to a merger of Merger Sub with and into PHH (together with the other transactions related thereto, the “Merger”), with PHH as the surviving corporation (the “Surviving Corporation”);
     WHEREAS, GECC, Merger Sub and Pearl Mortgage Acquisition 2 L.L.C., a newly formed Delaware limited liability company controlled by affiliates of The Blackstone Group (“Holdco”), intend to enter into a Sale and Purchase Agreement (the “Mortgage Business Purchase Agreement”), pursuant to which GECC intends, immediately following the Merger, to cause the Surviving Corporation to sell to Holdco, among other things, all of the outstanding shares of capital stock of PMC, following which PMC will be a wholly owned subsidiary of Holdco (together with the other transactions related thereto, the “Mortgage Business Sale”);
     WHEREAS, pursuant to the terms of the Merrill Lynch Agreements, Merrill has certain rights in connection with the occurrence of a PHH Change of Control or a Subservicer Change of Control (as defined in the applicable Merrill Lynch Agreement), under the Merrill Lynch Agreements and PMC and Holdco desire to obtain from Merrill a waiver of such rights in connection with the Merger and the Mortgage Business Sale on the terms set forth herein; and
     WHEREAS, in furtherance of its existing business relationship with PMC, Merrill has agreed to provide such a waiver on the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     1. Waiver. Subject to the terms hereof, Merrill agrees to waive its rights in connection with the occurrence of a PHH Change of Control or a Subservicer Change of Control, as applicable, under the Merrill Lynch Agreements as a result of the Merger and the Mortgage Business Sale.
     2. Amendment. Provided that the Mortgage Business Sale occurs prior to the termination of this Agreement, Section 22 of the Origination Agreement shall be amended, effective as of the closing of the Mortgage Business Sale, by inserting the following proviso at the end of the second sentence of such section:
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     3. Further Negotiations. Between the date hereof and the consummation of the Mortgage Business Sale, Merrill, PMC, and Holdco each agree to negotiate in good faith with respect to reasonable amendments to the Merrill Lynch Agreements proposed by any thereof, provided that the failure of the parties to agree to any such amendments shall have no impact on the effectiveness of the waiver contained in paragraph 1 above. The effectiveness of any such amendments agreed upon by Merrill, PMC, and Holdco shall be conditioned upon the consummation of the Mortgage Business Sale prior to the termination of this Agreement. The forgoing obligations of Merrill are expressly conditioned on Holdco executing an appropriate confidentiality agreement in favor of Merrill.
     4. Termination. This Agreement shall terminate and be void upon the termination of the Merger Agreement. PMC shall promptly notify Merrill in the event of a termination of the Merger Agreement.
     5. No Other Waivers. Except as specifically provided in paragraph 1 above, nothing in this Agreement shall constitute a waiver of any of Merrill’s rights under any Merrill Lynch Agreement or any other agreement between Merrill or any of its affiliates and PMC or any of its affiliates. Any delay or failure by Merrill to exercise any of its rights under any Merrill Lynch Agreement or otherwise shall not constitute a waiver thereof by Merrill. Merrill’s rights under this Agreement are in addition to any and all other rights and remedies available to Merrill under any Merrill Lynch Agreement or any other agreement, whether at law, in equity, or otherwise.
     6. Ratification. Except as herein provided, the Merrill Lynch Agreements shall remain in full force and effect and are ratified in all respects. On and after the effectiveness of the amendment set forth in paragraph 2 above, each reference in the Origination Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Origination Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Origination Agreement, shall mean and be a reference to the Origination Agreement as amended by this Agreement.
     7. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.
     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.

PHH MORTGAGE CORPORATION

By:	/s/ Terence Edwards

Name: Terence W. Edwards
Title: President & CEO

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Name: Lawrence P. Washington
Title: Chairman & CEO
Agreed to and Acknowledged as of this
14th day of March, 2007:
PEARL MORTGAGE ACQUISITION 2 L.L.C.

By:	/s/ Matthew S. Kabaker

Name: Matthew S. Kabaker
Title: Vice President